Exhibit 3.1
PENSKE AUTOMOTIVE GROUP, INC.
Incorporated Under the General Corporation Law
of the State of Delaware
SECOND AMENDED AND RESTATED BYLAWS AS OF 2/16/2023
* * * * *
ARTICLE I. OFFICES
The registered office of PENSKE AUTOMOTIVE GROUP, INC. (the "Corporation") in Delaware shall be at 1209 Orange Street in the City of Wilmington, County of Kent, in the State of Delaware, and The Corporation Trust Company shall be the resident agent of the Corporation in charge thereof. The Corporation may also have such other offices at such other places, within or without the State of Delaware, as the board of directors of the Corporation (the "Board of Directors") may from time to time designate or the business of the Corporation may require.
ARTICLE II. STOCKHOLDERS
SECTION 1. ANNUAL MEETING. The annual meeting of stockholders for the election of directors and the transaction of any other business shall be held on such date, in such city and state and at such time and place, or by means of remote communication, as may be designated by the Board of Directors, which shall be set forth in the notice of such meeting.
SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose may be called at any time by a majority of the Board of Directors, the Chair of the Board or the Chief Executive Officer and shall be called by the Chief Executive Officer at the request of the holders of a majority of the outstanding shares of capital stock entitled to vote. Special meetings shall be held at such place or places within or without the State of Delaware, or by means of remote communication, as shall from time to time be designated by the Board of Directors and stated in the notice of such meeting.
SECTION 3. BUSINESS CONDUCTED AT A MEETING. At a special meeting of the stockholders, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting. At the annual meeting of stockholders, any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by statute, the Certificate of Incorporation or these Bylaws. The Board of Directors may prescribe an order of business for meetings of stockholders. No business shall be conducted at a meeting of the stockholders except in accordance with the procedures set forth in this Section 3 of Article II.
A proposal of other business that may properly be considered by stockholders at an annual meeting may be made only (A) pursuant to the Corporation's notice of meeting given by or at the direction of the Board of Directors, (B) otherwise by or at the direction of the Board of Directors as permitted by law or (C) by any Proposing Person (as defined below) who complies with the notice procedures set forth in this Article II.
For the purposes of this Section 3 of Article II, “affiliate” and “associate” each have the respective meanings set forth in Rule 12b-2 promulgated under the Securities Exchange Act of

1934, as amended (the “Exchange Act”). A “Proposing Person” is a stockholder of the Corporation who was a stockholder of record at the time such stockholder gives notice of proposal as provided for in this Article II, who is entitled to vote on the proposal and includes each of the stockholder or stockholders giving notice, the beneficial owner or beneficial owners, if different, on whose behalf the nomination or proposal for other business is made, any of their respective affiliates or associates (including, if such stockholder or beneficial owner is an entity, each director, executive, managing member or control person of such entity), and any other acting in concert.
For business to be properly brought by a Proposing Person before the annual meeting of stockholders, the Proposing Person must give timely notice thereof in writing to the Secretary of the Corporation and such business must otherwise be a proper matter for stockholder action. To be timely, a Proposing Person's notice of intention to propose other business at the annual meeting must either (A) be sent to the Corporation in compliance with the requirements of Rule 14a-8 promulgated under the Exchange Act (“Rule 14a-8”) if the proposal is submitted under such rules; or (B) if not, be mailed and received by, or delivered to, the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 150th day, and not later than the close of business on the 120th day prior to the anniversary date of the most recent annual meeting of stockholders (the “Meeting Anniversary Date”); provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after the Meeting Anniversary Date, notice by the Proposing Person in order to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting, or the public disclosure of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Proposing Person's notice as described above.
A Proposing Person's notice to the Secretary to submit business for action at the annual meeting of stockholders shall set forth either the information required by (i) Rule 14a-8 or (ii) Rule 14a-19 promulgated under the Exchange Act (“Rule 14a-19”) for proposed nominations for the election of directors, as applicable, if submitted in accordance with and permitted by such rules or, if not in accordance with such rules: (a) as to each matter such Proposing Person proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (b) as to the Proposing Person giving the notice: (i) the name and address of such Proposing Person, (ii) (A) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such Proposing Person, (B) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such Proposing Person with respect to stock of the Corporation and (C) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such Proposing Person the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such Proposing Person, or to increase or decrease the voting power or pecuniary or economic interest of such Proposing Person with respect to stock of the Corporation, (iii) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such Proposing Person and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such Proposing Person in such business, including any anticipated benefit therefrom to such Proposing Person, (iv) a representation that the Proposing Person giving the notice (or a qualified representative thereof) will appear in person at the annual meeting to bring such business before the meeting, and (v) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such Proposing Person with respect to the proposed business to be brought by such Proposing Person before the annual meeting pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.
In the case of any proposed nominations for election of directors pursuant to Rule 14a-19, such Proposing Person’s notice shall also set forth: (1) the name and residence address of the person or persons to be nominated; (2) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such Proposing Person and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand; (3) such other information regarding each nominee proposed by such Proposing Person as would be required to be disclosed in solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board of Directors; (4) the written consent of each nominee to be named in a proxy statement relating to such meeting and the accompanying proxy cards and to serve as a director of the Corporation if so elected; and (5) a representation that the Proposing Person intends or is part of a group which intends to solicit proxies in support of the nominees in accordance with Rule 14a-19, including delivering a proxy statement and form of proxy to solicit the holders of at least sixty-seven percent (67%) of the voting power of shares entitled to vote on the election of directors. In no event may a Proposing Person provide notice of proposed nominations for election of directors with respect to a greater number of nominees than are subject to election by stockholders at the applicable meeting.
No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3 of Article II. If the Presiding Officer (defined below) at the meeting of stockholders determines that a nomination was not made in accordance with applicable law, including Rule 14a-19, and the foregoing procedures, the Presiding Officer shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
Any Proposing Person proposing nominations for election under Rule 14a-19 shall promptly notify the Corporation of any change in such person’s intent to solicit the holders of at least sixty-seven percent (67%) of the voting power of shares entitled to vote on the election of directors. Additionally, any Proposing Person providing information to the Corporation pursuant to this Section 3 of Article II shall further update and supplement such information, if necessary, so that all information provided (or required to be provided) pursuant to this Section 3 of Article II shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the annual meeting and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of the annual meeting.

Notwithstanding the foregoing provisions of this Section 3 of Article II, unless otherwise required by law, (a) no Proposing Person proposing nominations for election of directors shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such person has complied with Rule 14a-19 in connection with the solicitation of such proxies, including the timely provision of the required notices to the Corporation and (b) if such Proposing Person, (i) provides notice pursuant to Rule 14a-19(b) and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3), including the provision of the required notices thereunder to the Corporation in a timely manner, or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such person has met the requirements of Rule 14a-19(a)(3) in accordance with the following sentence, then the Corporation shall disregard any proxies or votes solicited for such Proposing Person’s nominees. If any Proposing Person provides notice pursuant to Rule 14a-19(b), such Proposing Person shall deliver to the Corporation, no later than seven (7) business days prior to the applicable meeting, reasonable evidence that it has met the applicable requirements of Rule 14a-19.
The Presiding Officer at the meeting of stockholders shall determine all matters relating to the efficient conduct of the meeting, including, but not limited to, the items of business. The Presiding Officer shall, if the facts warrant, determine and declare that any putative business was not properly brought before the meeting in accordance with the procedures prescribed by this Article II, in which case such business shall not be transacted.
SECTION 4. NOTICE OF MEETINGS. Written notice of the time and place of any stockholders' meeting, whether annual or special, shall be given to each stockholder entitled to vote thereat, by personal delivery or by mailing the same to him at his address as the same appears upon the records of the Corporation at least ten (10) days but not more than sixty (60) days before the day of the meeting. Without limiting the manner by which notices of meetings otherwise may be given effectively to stockholders, any such notice may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law (“DGCL”). Notice of any adjourned meeting need not be given except by announcement at the meeting so adjourned or in a manner otherwise permitted under the DGCL, unless ordered in connection with such adjournment. Such further notice, if any, shall be given as may be required by law.
SECTION 5. QUORUM. Any number of stockholders, together holding at least a majority of the capital stock of the Corporation issued and outstanding and entitled to vote, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business, except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws.
SECTION 6. ADJOURNMENT OF MEETINGS. If less than a quorum shall attend at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority vote of the stockholders present or represented by proxy and entitled to vote, without notice other than by announcement at the meeting or in a manner otherwise permitted under the DGCL until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned in like manner and for such time or upon such call as may be determined by a majority vote of the stockholders present or represented by proxy and entitled to vote. At any adjourned meeting at which a quorum shall be present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called.

SECTION 7. STOCKHOLDER LIST. The officer who has charge of the books of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days ending on the day before the meeting date, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary hours at the principal place of business of the Corporation.
SECTION 8. VOTING. Each stockholder entitled to vote at any meeting may vote either in person or by proxy. Each stockholder entitled to vote shall at every meeting of the stockholders be entitled to one vote for each share of stock registered in his name on the record of stockholders. At all meetings of stockholders all matters, except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, shall be determined by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the subject matter. Voting at meetings of stockholders need not be by written ballot.
SECTION 9. NO ACTION WITHOUT MEETING. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only at such duly called annual or special meeting.
SECTION 10. CONDUCT OF MEETINGS. The Chief Executive Officer or any Vice President designated by the Chief Executive Officer, shall preside at all regular or special meetings of stockholders (the “Presiding Officer”). To the maximum extent permitted by law, the Presiding Officer shall have the power to set procedural rules, including but not limited to rules respecting the time allotted to stockholders to speak, governing all aspects of the conduct of such meetings.
SECTION 11. PROXIES. Every stockholder entitled to vote at a meeting of stockholders may appoint a proxy to vote for the stockholder on all matters in which the stockholder is entitled to participate by submission of (i) an appointment form signed by the stockholder or the stockholder’s attorney-in-fact or (ii) an electronic or telephonic transmission that contains or is accompanied by information from which it can be reasonably verified that the transmission was authorized by the stockholder or by the stockholder’s attorney-in-fact. An appointment of proxy is effective when an appointment form or an electronic or telephonic transmission is received by the person authorized to tabulate votes for the Corporation. The proxy has the same power to vote as that possessed by the stockholder, unless the appointment form or electronic or telephonic transmission contains an express limitation on the power to vote or direction as to how to vote the shares on a particular matter, in which event, the Corporation must tabulate the votes in a manner consistent with that limitation or direction. No proxy shall be voted or acted upon after three (3) years from its date unless such proxy provides for a longer date. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use of the Board of Directors.
ARTICLE III. DIRECTORS
SECTION 1. NUMBER AND QUALIFICATIONS. On the effective date of these Bylaws, the Board of Directors shall consist of 13 directors and thereafter shall consist of such number as may be fixed from time to time by resolution of the Board of Directors. The directors need not be stockholders.
SECTION 2. ELECTION OF DIRECTORS. At each annual meeting of stockholders of the Corporation, the directors elected at such meeting shall serve until the next annual meeting of stockholders and until their successor has been elected and qualified or until their earlier death, resignation or removal.
SECTION 3. REMOVAL AND RESIGNATION OF DIRECTORS. Any director may be removed from the Board of Directors by the holders of a majority of the shares of capital stock entitled to vote, at any special meeting of the stockholders called for that purpose, and the office of such director shall forthwith become vacant. Any director may resign at any time. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.
SECTION 4. FILLING OF VACANCIES. Any vacancy among the directors, occurring from any cause whatsoever, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director; PROVIDED, HOWEVER, that the stockholders removing any director may at the same meeting fill the vacancy caused by such removal; and PROVIDED, FURTHER, that if the directors fail to fill any such vacancy, the stockholders may at any meeting called for the purpose fill such vacancy. In case of any increase in the number of directors, the additional directors may be elected by the directors in office before such increase.
SECTION 5. REGULAR MEETINGS. The Board of Directors shall hold an annual meeting for the transaction of any business immediately before or after the annual meeting of the stockholders, provided a quorum of directors is present. Other regular meetings may be held at such times as may be determined from time to time by the Board of Directors.
SECTION 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chair of the Board of Directors, the Chief Executive Officer, or by a majority of the Board of Directors.
SECTION 7. NOTICE AND PLACE OF MEETINGS. Meetings of the Board of Directors may be held at the principal office of the Corporation or at such other place or by remote participation as shall be stated in the notice of such meeting. No notice of the annual meeting of the Board of Directors shall be required if it is held immediately before or after the annual meeting of the stockholders and if a quorum is present.
SECTION 8. BUSINESS TRANSACTED AT MEETINGS, ETC. Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not, unless special notice of such business or proposed action shall be required by statute.
SECTION 9. QUORUM. A majority of the Board of Directors at any time in office shall constitute a quorum. At any meeting at which a quorum is present, the vote of a majority of the members present shall be the act of the Board of Directors unless the act of a greater number is specifically required by law or by the Certificate of Incorporation or these Bylaws. The members of the Board of Directors shall act only as the Board of Directors and the individual members thereof shall not have any powers as such.
SECTION 10. COMPENSATION. Directors shall receive such compensation and expense reimbursements for their services as directors as set by the Board of Directors. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.
SECTION 11. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee of the Board of Directors (each a "Committee"), may be taken without a meeting if all members of the Board of Directors or Committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of the proceedings of the Board of Directors or Committee.
SECTION 12. MEETINGS THROUGH USE OF COMMUNICATIONS EQUIPMENT. Members of the Board of Directors or any Committee may participate in a meeting of the Board of Directors, or any Committee, by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.
ARTICLE IV. COMMITTEES
SECTION 1. EXECUTIVE COMMITTEE. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one (1) or more of their number to constitute an Executive Committee to hold office at the pleasure of the Board of Directors, which Committee shall, during the intervals between meetings of the Board of Directors, have and exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, subject only to such restrictions or limitations as the Board of Directors may from time to time specify, or as limited by law.
SECTION 2. OTHER COMMITTEES. Other Committees may be appointed by resolution of the whole Board of Directors, which Committees shall hold office for such time and have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors.
SECTION 3. COMMITTEE MEMBERSHIP. Any member of a Committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.
Any member of a Committee may be removed at any time, with or without cause, by a resolution passed by a majority of the whole Board of Directors. Any person ceasing to be a director shall automatically cease to be a member of any Committee on which the director was serving. Any vacancy on a Committee occurring from any cause whatsoever may be filled from among the directors by a resolution passed by a majority of the Board of Directors.
SECTION 4. QUORUM. Forty percent (40%) of the members of a Committee shall constitute a quorum. If a quorum is present when a vote is taken, the affirmative vote of a majority of members of a Committee present shall be the act of such Committee. The members of a Committee shall act only as a Committee, and the individual members thereof shall not have any powers as such.
SECTION 5. RECORD OF PROCEEDINGS. Each Committee shall keep a record of its proceedings, which record shall be filed with the minutes of the proceedings of the Board of Directors.
SECTION 6. NOTICES. Notice stating the place, date and hour of a meeting of the Board of Directors or a Committee shall be given to each director or member of a Committee either by standard mail not less than forty-eight (48) hours before the date of the meeting, or by telephone, facsimile, telegram or other means of electronic transmission, overnight express mail service or personally on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Whenever any notice is required to be given to any director or member of a Committee, a waiver thereof in writing, signed by such director or member of a Committee, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director or member of a Committee at a meeting shall constitute a waiver of notice of such meeting, except where the director or member of a Committee attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.
SECTION 7. COMPENSATION. The members of any Committee shall be entitled to such compensation as may be allowed them by resolution of the Board of Directors.
ARTICLE V. OFFICERS
SECTION 1. NUMBER. The officers of the Corporation shall be a Chief Executive Officer, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. The Board of Directors in its discretion may also elect a Chair of the Board of Directors and/or a Vice Chair of the Board of Directors. The Board of Directors may, in its discretion, designate the Vice Chair to be an officer of the Corporation accountable to the Chief Executive Officer or not make such designation.
SECTION 2. ELECTION, TERM OF OFFICE AND QUALIFICATIONS. The officers shall be appointed annually by the Board of Directors. Each such officer shall hold office until the next annual appointment of officers or until their earlier death, resignation or removal. Except as otherwise provided by law, any number of offices may be held by the same person.
SECTION 3. OTHER OFFICERS. Other officers, including a President, one or more additional Vice Presidents, Executive Vice Presidents or Assistant Treasurers, may from time to time be appointed by the Board of Directors, which other officers shall have such powers and perform such duties as may be assigned to them by the authority appointing them.
SECTION 4. REMOVAL OF OFFICERS. Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Board of Directors.
SECTION 5. RESIGNATION. Any officer of the Corporation may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein.
SECTION 6. FILLING OF VACANCIES. A vacancy in any office shall be filled by the Board of Directors or by the authority appointing the predecessor in such office.
SECTION 7. COMPENSATION. The compensation of the executive officers shall be fixed by the Board of Directors, or by any Committee upon whom power in that regard may be conferred by the Board of Directors.
SECTION 8. CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors shall be a director and shall preside at all meetings of the Board of Directors at which he shall be present, and shall have such power and perform such duties as may from time to time be assigned to him by the Board of Directors.
SECTION 9. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall, when present, preside at all meetings of the stockholders. The Chief Executive Officer shall have power to call special meetings of the stockholders or of the Board of Directors at any time and shall have the general direction of the business, affairs and property of the Corporation, and of its several officers, and shall have and exercise all such powers and discharge such duties as usually pertain to the office of Chief Executive Officer.
SECTION 10. VICE PRESIDENTS. The President, if any, or Vice Presidents shall, subject to the direction of the Board of Directors, at the request of the Chief Executive Officer or in his absence, or in case of his inability to perform his duties for any cause, perform the duties of the Chief Executive Officer, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the Chief Executive Officer. The President, if any, and the Vice Presidents shall also perform such other duties as may be assigned to them by the Board of Directors, and the Board of Directors may determine the order of priority among the Vice Presidents.
SECTION 11. SECRETARY. The Secretary shall perform such duties as are usually incident to the office of Secretary, or as may from time to time be assigned to him by the Board of Directors, or as are prescribed by these Bylaws.
SECTION 12. TREASURER. The Treasurer shall perform such duties and have powers as are usually incident to the office of Treasurer or may from time to time be assigned to him by the Board of Directors.
ARTICLE VI. CAPITAL STOCK
SECTION 1. ISSUANCE OF STOCK. Shares of capital stock of the Corporation may be represented by certificates or may be uncertificated.
SECTION 2. REGISTRATION AND TRANSFER OF SHARES. The name of each person owning one or more shares of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him, the numbers of the certificates, if any, covering such shares and the dates of issuance of any certificates. The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. A record shall be made of each transfer. The Board of Directors may make other and further rules and regulations concerning the transfer and registration of stock and may appoint a transfer agent or registrar or both.
SECTION 3. LOST, STOLEN, DESTROYED AND MUTILATED CERTIFICATES. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen, destroyed or mutilated, and the Corporation may, in its discretion, require the owner of the lost, stolen, destroyed or mutilated certificate, or his legal representatives, to give the Corporation a bond, in such sum not exceeding double the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issuance of such new certificate and against all other liability in the premises.
ARTICLE VII. MISCELLANEOUS PROVISIONS
SECTION 1. FISCAL YEAR. The fiscal year of the Corporation shall be the calendar year, or such other annual period as may be determined by the Board of Directors.
SECTION 2. CORPORATE SEAL. The corporate seal shall be in such form as approved by the Board of Directors and may be altered at their pleasure. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
SECTION 3. INDEMNIFICATION OF OFFICERS AND DIRECTORS. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (each an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent permitted or required by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.
The right to indemnification conferred above shall include the right to be paid by the Corporation the expenses (including, without limitation, attorneys’ fees and expenses) incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, an Advancement of Expenses conferred to an Indemnitee (1) may be made subject to such restrictions as the Board of Directors deems appropriate (such as a demand for reasonable collateral) and (2) shall be made only upon delivery to the Corporation of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Section 3 of Article VII or otherwise. The rights to indemnification and to the Advancement of Expenses conferred in this Sections 3 of Article VII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.
The rights to indemnification and to the Advancement of Expenses conferred in this Section 3 of Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the Advancement of Expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Section 3 of Article VII with respect to the indemnification and Advancement of Expenses of directors and officers of the Corporation.
SECTION 4. AMENDMENTS. The Board of Directors shall have the power to make, rescind, alter, amend and repeal these Bylaws, PROVIDED, HOWEVER, that the stockholders shall have power to rescind, alter, amend or repeal any Bylaws made by the Board of Directors, and to enact Bylaws which if so expressed shall not be rescinded, altered, amended or repealed by the Board of Directors.
* * * * *